EXHIBIT 2.1
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                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------
                           AND PLAN OF REORGANIZATION
                           --------------------------


         THIS SECURITIES PURCHASE AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into as of July 14, 2000 by and among MRI Medical Diagnostics, Inc. a Colorado corporation ("Company"), those certain representatives of the Company listed on Exhibit A attached hereto (the "MRI Representatives"), HomeZipR.com Corp., a Delaware corporation ("HomeZipR"), and the stockholders of HomeZipR (the "Selling Stockholders") listed on Exhibit B attached hereto.

                                 R E C I T A L S
                                 ---------------

         A. The Company has authorized capital stock consisting of 50,000,000 shares of common stock ("Common Stock"), no par value, of which 16,023,157 shares are issued and outstanding, and 10,000,000 shares of preferred stock, 5,320,463 of which are to be designated as Series A Preferred Stock ("Series A Preferred Stock") and issued pursuant hereto, but none of which have previously been issued.

         B. HomeZipR has authorized capital stock consisting of 25,000,000 shares of common stock, $.001 par value, of which 769,202 shares (the "HomeZipR Shares") are issued and outstanding and held by the Selling Stockholders and 5,000,000 shares of preferred stock, $.001 par value, none of which are issued or outstanding.

         C. The Selling Stockholders wish to sell, and the Company wishes to purchase, all of the HomeZipR Shares on the Closing Date (as defined below), in exchange for 22,393,671 shares of the Company's Common Stock (the "Common Company Shares") and 5,000,000 shares of the Company's Series A Preferred Stock (the "Series A Preferred Company Shares," and together with the Common Company Shares, the "Company Shares"), subject to and upon the terms hereinafter set forth.

         D. As soon as is reasonably practicable following the Closing (as defined below) the Company shall take such action as is necessary to obtain the Company's shareholders' approval of, and effect, (i) a reverse split (the "Reverse Split") of the Company's Common Stock on a 1 for 18.85077263 basis (i.e., every 18.85077263 shares of the Company's Common Stock will be combined into one share); and (ii) a change in the Company's name from MRI Medical Diagnostics, Inc. to HomeZipR.com Corp. (or such other name as HomeZipR shall designate). All references to numbers of shares of Common Stock herein are pre-Reverse Split unless otherwise indicated.

         E. Concurrently with the Closing (as defined below) the Company shall purchase certain assets of Mortgage Capital Resource Corporation ("MCR" and the "MCR Transaction," respectively) in exchange for approximately 320,463 shares of the Company's Series A Preferred Stock.

                                A G R E E M E N T
                                -----------------

         It is agreed as follows:

         1.       SECURITIES PURCHASE AND REORGANIZATION

                  1.1 AGREEMENT TO EXCHANGE SECURITIES. Subject to the terms and upon the conditions set forth herein, each Selling Stockholder agrees to sell, assign, transfer and deliver to the Company, and the Company agrees to purchase from each Selling Stockholder, at the Closing (as defined below), the HomeZipR Shares owned by the respective Selling Stockholder as set forth on Exhibit B attached hereto, in exchange for the transfer, at the Closing, by the Company to each Selling Stockholder a pro rata share of the Company Shares, as determined according to Section 1.1(a) below.

                           (a) DETERMINATION OF PRO RATA SHARE OF COMPANY
SHARES. The number of Common Company Shares which each Selling Stockholder is entitled to receive hereunder shall be determined by multiplying the total number of Common Company Shares (i.e., 22,393,671) by a fraction, the numerator of which is the total number of HomeZipR Shares owned by the Selling Stockholder at the Closing and the denominator of which is the total number of HomeZipR Shares issued and outstanding at the Closing (i.e., 769,202). The number of Series A Preferred Company Shares which each Selling Stockholder is entitled to receive hereunder shall be determined by multiplying the total number of Series A Preferred Company Shares (i.e. 5,000,000) by the fraction described in the immediately foregoing sentence. The number of Common Company Shares and Series A Preferred Company Shares, respectively, which each Selling Stockholder is entitled to receive as determined hereunder is set forth opposite each Selling Stockholder's name on Exhibit B.

                  1.2 SERIES A PREFERRED STOCK CERTIFICATE OF AMENDMENT. Prior to the Closing (as defined below) MRI shall take the appropriate steps, including the filing of a Certificate of Amendment to its Articles of Incorporation or similar instrument in substantially the form attached hereto as Exhibit C with the Secretary of State of Colorado, to create the Series A Preferred Stock with the terms set forth thereon.

                  1.3 INSTRUMENTS OF TRANSFER.

                           (a) HOMEZIPR SHARES. Each Selling Stockholder shall
deliver to the Company original certificates evidencing the HomeZipR Shares along with executed stock powers, in form and substance satisfactory to the Company, for purposes of assigning and transferring all of their right, title and interest in and to the HomeZipR Shares. From time to time after the Closing Date, and without further consideration, the Selling Stockholders will execute and deliver such other instruments of transfer and take such other actions as the Company may reasonably request in order to facilitate the transfer to the Company of the securities intended to be transferred hereunder.

                           (b) THE COMPANY SHARES. The Company shall deliver to
the Selling Stockholders on the Closing Date original certificates evidencing the Company Shares, in form and substance satisfactory to the Selling Stockholders, in order to effectively vest in the Selling Stockholders all right, title and interest in and to the Company Shares. From time to time after the Closing Date, and without further consideration, the Company will execute and deliver such other instruments and take such other actions as the Selling Stockholders may reasonably request in order to facilitate the issuance to them of the Company Shares.

                  1.4 CLOSING. The closing ("Closing") of the exchange of the HomeZipR Shares and the Company Shares shall take place at the offices of Oppenheimer, Wolff & Donnelly, LLP, 500 Newport Center Drive, Suite 700, Newport Beach, CA 92660 at 10:00 a.m., local time, on July 18, 2000, or at such other time and place as may be agreed to by all of the parties hereto ("Closing Date").

                  1.5 TAX FREE REORGANIZATION. The parties intend that the transaction under this Agreement qualify as a tax free reorganization under
Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         2. DELIVERIES AT CLOSING.

                  2.1 COMPANY'S DELIVERIES AT CLOSING. At or prior to the Closing, the Company shall deliver or cause to be delivered to HomeZipR and the Selling Stockholders all of the following:

                           (a) Certificates representing the Company Shares,
registered in the names of the Selling Stockholders;

                           (b) An Officer's Certificate signed by the Company's
president in the form attached hereto as Exhibit D;

                           (c) Written resignations of the officers and
directors of the Company effective as of the Closing Date in form satisfactory to HomeZipR and the Selling Stockholders;

                           (d) Certified resolutions of the Board of Directors
of the Company in the form attached hereto as Exhibit E (i) authorizing the consummation of the transactions contemplated by this Agreement; and (ii) electing the persons designated by HomeZipR as officers and directors of the Company effective as of the Closing Date;

                           (e) A certified list of the record holders of the
Common Stock as of the most recent practicable date evidencing that the Company has 16,023,157 shares of Common Stock issued and outstanding.

                           (f) A certificate of good standing of the Company
from the State of Colorado as of the most recent practicable date; and

                           (g) Such other documents and instruments as shall be
reasonably necessary to effect the transactions contemplated hereby.

                  2.2 SELLING STOCKHOLDERS' DELIVERIES AT CLOSING. At or prior to the Closing, the Selling Stockholders shall deliver or cause to be delivered to the Company all of the following:

                           (a) Original certificates representing the HomeZipR
Shares, along with duly executed stock powers, in form and substance satisfactory to the Company; and

                           (b) Such other documents and instruments as shall be
reasonably necessary to effect the transactions contemplated hereby.

                  2.3 HOMEZIPR'S DELIVERIES AT CLOSING. At or prior to the Closing, HomeZipR shall deliver or cause to be delivered to the Company all of the following:

                           (a) An Officer's Certificate signed by HomeZipR's
president in the form attached hereto as Exhibit F;

                           (b) Certified resolutions of the Board of Directors
of HomeZipR in the form attached hereto as Exhibit G authorizing the consummation of the transactions contemplated by this Agreement;

                           (c) A certificate of good standing of HomeZipR from
the State of Delaware as of the most recent practicable date; and

                           (d) Such other documents and instruments as shall be
reasonably necessary to effect the transactions contemplated hereby.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder severally represents, warrants and covenants to and with the Company with respect to himself, as follows:

                  3.1 POWER AND AUTHORITY. The Selling Stockholder has all requisite individual power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "Documents"). All individual action on the part of the Selling Stockholder necessary for the authorization, execution, delivery and performance of the Documents by the Selling Stockholder has been taken and no further authorization on the part of the Selling Stockholder is required to consummate the transactions provided for in the Documents. When executed and delivered by the Selling Stockholder, the Documents shall constitute the valid and legally binding obligation of the Selling Stockholder enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

                  3.2 OWNERSHIP OF AND TITLE TO SECURITIES. The Selling Stockholder represents that he is the sole owner of the HomeZipR Shares held by him and that there are no warrants, options, subscriptions, calls, or other similar rights of any kind for the issuance or purchase of any of the HomeZipR Shares or other securities of HomeZipR held by the Selling Stockholder. The Selling Stockholder represents that the Selling Stockholder has and will transfer to the Company good and marketable title to the HomeZipR Shares which he owns, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, other than restrictions under applicable Federal and state securities laws.

                  3.3 INVESTMENT AND RELATED REPRESENTATIONS. The Selling Stockholder is aware that neither the Company Shares nor the offer or sale thereof to the Selling Stockholder has been registered under the Securities Act of 1933, as amended ("Act"), or under any state securities law. The Selling Stockholder understands that the Company Shares will be characterized as "restricted" securities under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. The Selling Stockholder agrees that the Selling Stockholder will not sell all or any portion of the Company Shares except pursuant to registration under the Act or pursuant to an available exemption from registration under the Act. The Selling Stockholder understands and acknowledges that all certificates representing the Company Shares shall bear the following legend or a legend of similar import and that the Company shall refuse to transfer the Company Shares except in accordance with such restrictions:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER CERTAIN STATE SECURITIES LAWS. NO SALE OR TRANSFER OF THESE SHARES MAY BE MADE IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (2) AN OPINION OF COUNSEL THAT REGISTRATION UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE OR TRANSFER."

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF HOMEZIPR. HomeZipR represents, warrants and covenants to and with the Company as follows

                  4.1 ORGANIZATION AND GOOD STANDING. HomeZipR is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform its obligations under this Agreement.

                  4.2 CAPITALIZATION. The authorized capital stock of HomeZipR consists of 25,000,000 shares of common stock, $.001 par value, of which 769,202 shares are issued and outstanding, and 5,000,000 shares of preferred stock, $.001 par value, none of which are issued or outstanding. All outstanding shares of HomeZipR's common stock were offered and sold in compliance with applicable state and federal securities laws, have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights. There are no warrants, options, subscriptions, calls, other similar rights to purchase any of HomeZipR's capital stock, and there are no voting, pooling or voting trust agreements, arrangements or contracts by and among HomeZipR, its shareholders, or any of them.

                  4.3 VALIDITY OF TRANSACTIONS. This Agreement, and each document executed and delivered by HomeZipR in connection with the transactions contemplated by this Agreement, and the performance of the transactions contemplated therein have been duly authorized by the directors of HomeZipR, have been duly executed and delivered by HomeZipR and is each the valid and legally binding obligation of HomeZipR, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

                  4.4 NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of (i) the Certificate of Incorporation or Bylaws of HomeZipR, as amended, (ii) any agreement, contract, lease, license or instrument to which HomeZipR is a party or by which HomeZipR or any of its properties or assets are bound, or (iii) any judgment, decree, order, or writ by which HomeZipR is bound or to which it or any of its properties or assets are subject.

                  4.5 APPROVALS AND CONSENTS. There are no permits, consents, mandates or approvals of public authorities, either federal, state or local, or of any third party necessary for HomeZipR's consummation of the transactions contemplated hereby.

                  4.6 ACCURACY OF INFORMATION. None of the representations or warranties or information provided and to be provided by the HomeZipR in this Agreement, or any schedules or exhibits hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material facts necessary in order to make the statements and facts contained herein or therein not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to HomeZipR pursuant hereto were or will be complete and accurate records of such documents.

         5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents, warrants and covenants to and with HomeZipR and each of the Selling Stockholders as follows. As used herein, the term "Company Disclosure Schedule" shall refer to the Company Disclosure Schedule attached as Exhibit H hereto.

                  5.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and has full corporate power and authority to enter into and perform its obligations under this Agreement.

                  5.2 CAPITALIZATION. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, no par value, of which 16,023,157 shares of Common Stock are issued and outstanding, and 10,000,000 shares of preferred stock, 5,500,000 of which are to be designated as Series A Preferred Stock as set forth herein and none of which are issued or outstanding. Except as set forth on the Company Disclosure Schedule, all outstanding shares of the Company's Common Stock were offered and sold in compliance with applicable state and federal securities laws, have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights. There are no warrants, options, subscriptions, calls, other similar rights to purchase any of the Company's capital stock, and there are no voting, pooling or voting trust agreements, arrangements or contracts by and among the Company, its shareholders, or any of them.

                  5.3 VALIDITY OF TRANSACTIONS. Except as set forth on the Company Disclosure Schedule: (i) this Agreement, and each document executed and delivered by the Company in connection with the transactions contemplated by this Agreement, and the performance of the transactions contemplated therein have been duly authorized by the directors of the Company, have been duly executed and delivered by the Company and is each the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity; (ii) the Company Shares issuable hereunder, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable; and (iii) the Company Shares will be free of any liens or encumbrances, except for any restrictions imposed by federal or state securities laws.

                  5.4 NO CONFLICT. Except as set forth on the Company Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of (i) the Articles of Incorporation or Bylaws of the Company, as amended, (ii) any agreement, contract, lease, license or instrument to which the Company is a party or by which the Company or any of its properties or assets are bound, or (iii) any judgment, decree, order, or writ by which the Company is bound or to which it or any of its properties or assets are subject.

                  5.5 APPROVALS AND CONSENTS. Except as set forth on the Company Disclosure Schedule, there are no permits, consents, mandates or approvals of public authorities, either federal, state or local, or of any third party necessary for the Company's consummation of the transactions contemplated hereby.

                  5.6 SEC REPORTS. The Company has delivered to HomeZipR and the Selling Stockholders its Annual Report on Form 10-K for the year ending March 31, 2000 (the "SEC Reports"). The information in the SEC Reports is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  5.7 LITIGATION. Except as set forth in the Company Disclosure Schedule, there are no suits or proceedings (including without limitation, proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of the Company, threatened against or affecting the Company, the officers or directors of the Company or any of their respective affiliates or which questions or threatens the validity of this Agreement or any action to be taken in connection therewith, and neither the Company nor any of its assets is subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or other governmental department. The Company has not commenced and does not currently intend to commence any legal proceedings against any other person or entity.

                  5.8 TAXES. Except as set forth in the Company Disclosure Schedule, all federal income tax returns and state and local income tax returns for the Company have been filed as required by law. All taxes as shown on such returns or on any assessment received subsequent to the filing of such returns have been paid, and there are no pending assessments or adjustments or any income tax payable for which reserves, which are reasonably believed by the Company to be adequate for the payment of any additional taxes that may come due, have not been established. All other taxes imposed by any government authority on the Company have been paid and any reports or returns due in connection therewith have been filed. No outstanding claim for assessment or collection of taxes has been asserted against the Company and there are no pending, or to the knowledge of the Company, threatened tax audits, examinations or claims.

                  5.9 NO DEFAULTS. No material default (or event which, with the passage of time or the giving of notice, or both, would become a material default) exists or is alleged to exist with respect to the performance of any obligation either of the Company under the terms of any indenture, license, mortgage, deed of trust, lease, note, guaranty, joint venture agreement, operating agreement, partnership agreement, or other contract or instrument to which the Company is a party or any of its assets are subject, or by which it is otherwise bound, and, to the best knowledge of the Company, no such default or event exists or is alleged to exist with respect to the performance of any obligation of any party thereto.

                  5.10 CORPORATE DOCUMENTS. The Company has furnished to HomeZipR and the Selling Stockholders true and complete copies of the Articles of Incorporation and Bylaws of the Company certified by its secretary and copies of the resolutions adopted by the Company's Board of Directors authorizing and approving this Agreement and the transactions contemplated hereby. The Company has made available to HomeZipR and the Selling Stockholders and their representatives all corporate minute books of the Company, and such minute books contain complete and accurate records of the proceedings of the Company's shareholders and directors.

                  5.11 CONTRACTS AND OTHER COMMITMENTS. Except as set forth on the Company Disclosure Schedule, the Company does not have and is not bound by any contract, agreement, lease, commitment or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent.

                  5.12 COMPLIANCE WITH LAWS. To the best knowledge of its current management, the Company has complied in all material respects with all laws, regulations and orders affecting its business and operations and is not in default under or in violation of any provision of any federal, state or local rule, regulation or law, including without limitation, any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  5.13 NO ASSETS OR LIABILITIES. Except as set forth on the Company Disclosure Schedule or the SEC Reports, the Company represents and warrants that it does not have any assets, liabilities or operations.

                  5.14 ABSENCE OF CERTAIN CHANGES. Except as set forth on the Company Disclosure Schedule, since the date of the Company's financial statements which are included in its Form 10-K for the year ended March 31, 2000, there has not been any Material Adverse Change or any change of the kind described in Section 8.6 of this Agreement. For the purposes hereof, "Material Adverse Change" means any event, circumstance, condition, development or occurrence causing, resulting in, having or that could reasonably be expected to have, a material adverse effect on the business, assets or financial condition of the Company.

                  5.15 BROKERS AND FINDERS. Except as set forth in the Company Disclosure Schedule, the Company has not dealt with any broker or finder in connection with the transactions contemplated hereby. The Company has not incurred, nor shall it incur, directly or indirectly, any liability for any brokerage or finders' fees, agent commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                  5.16 INTERCOMPANY AND AFFILIATE TRANSACTIONS; INSIDER INTERESTS. Except as set forth on the Company Disclosure Schedule, there are, and during the last two years there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between the Company and any director, officer, employee, stockholder, or affiliate of the Company, including, without limitation, loans, guarantees or pledges to, by or for the Company or from, to, by or for any of such persons, that are currently in effect.

                  5.17 ACCURACY OF INFORMATION. None of the representations or warranties or information provided and to be provided by the Company to HomeZipR or the Selling Stockholders in this Agreement, or any schedules or exhibits hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material facts necessary in order to make the statements and facts contained herein or therein not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to HomeZipR pursuant hereto were or will be complete and accurate records of such documents.

         6. MRI REPRESENTATIVES' REGISTRATION RIGHTS.

                  6.1 CERTAIN DEFINITIONS. As used in this Section 6 and the following Section 7, the following definitions shall apply:

                           "ACT" means the Securities Act of 1933, as amended.

                           "COMMISSION" means the United States Securities and
Exchange Commission or any other federal agency at the time administering the Act.

                           "EFFECTIVE DATE" means the date on which the
registration statement relating to the Registrable Securities is declared effective by the Commission.

                           "HOLDER" means any holder of outstanding Registrable
Securities.

                           "REGISTERED SHARES" means the registered Registrable
Securities.

                           "REGISTRABLE SECURITIES" means the each of the
following: (i) the shares of Common Stock listed opposite each MRI Representative's name on Exhibit A, and (b) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock listed opposite each MRI Representative's name on Exhibit A, provided, however, that Registrable Securities shall not include any Shares or other securities which have previously been registered and sold to the public.

                           "REGISTRATION EXPENSES" means all expenses incurred
by the Company in complying with Section 6.2 hereof including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required in connection with any such registration. Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale of any Registrable Securities.

                           The terms "REGISTER," "REGISTERED" and "REGISTRATION"
refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed in connection therewith), and the declaration of the effectiveness of such registration statement.

                           "SELL" means sell, contract to sell, or make any
other disposition of, other than for estate planning purposes, or grant any purchase option for the sale of, any of the Registrable Securities, except for bona fide gifts to persons who agree to the terms set forth in this Section 6 and the following Section 7.

                  6.2 REGISTRATION. The Company shall:

                           (a) As soon as is reasonably practicable following
the Closing, file with the Commission a registration statement on an appropriate form, including the Registrable Securities among the securities being registered pursuant to such registration statement. The Company shall thereafter use its reasonable best efforts to cause such registration statement to become effective as soon as reasonably possible. Such registration statement shall cover the resale of the Registrable Securities. The Company will promptly notify the Holder regarding (i) the filing of such registration statement and all amendments thereto, (ii) the effectiveness of such registration statement and any post-effective amendments thereto, (iii) the occurrence of any event or condition that causes the prospectus that is part of such registration statement no longer to comply with the requirements of the Act, and (iv) any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto;

                           (b) Prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Act with respect to the resale of the Registrable Securities, including such amendments and supplements as may be necessary to reflect the intended method of disposition of the Holder, but for no longer than one year after the Closing Date.

                           (c) Furnish to each Holder such number of copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities by such Holder;

                           (d) Use its best efforts to register or qualify the
Registrable Securities under such securities or blue sky laws of any state as a Holder may reasonably request, and do any and all other acts which may be reasonably necessary or advisable to enable such Holder to dispose of Registrable Securities in such jurisdictions;

                           (e) Use its best efforts to comply with all
applicable rules and regulations of the Commission, including without limitation the rules and regulations relating to the periodic reporting requirements under the Securities Exchange Act of 1934, as amended.

                  6.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to Section 6.2 hereof shall be borne by the Company.

                  6.4 INDEMNIFICATION. In the event that any of the Registrable Securities are included in a registration statement under this Section 6:

                           (a) The Company will indemnify each Holder, each of
its officers and directors and partners and each person controlling such Holder within the meaning of Section 15 of the Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Holder, each of its officers and directors and partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter for use therein.

                           (b) Each Holder will indemnify the Company, each of
its directors and officers, its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act, and each other selling shareholder, each of its officers and directors and partners and each person controlling such selling shareholder within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and to reimburse the Company, such holders, such directors, officers, counsel, accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder pursuant to Section 6.6 hereof specifically for use therein (including updates thereto pursuant to Section 6.6(a)).

                           (c) Each party entitled to indemnification under this
Section 6.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, provided, that any failure to so notify an Indemnifying Party shall not relieve such party from any liability under this Section 6 to the extent it is not materially prejudiced as a result thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party, provided that in such event the Indemnifying Party shall not be responsible for the fees of more than one counsel to the Indemnified Parties). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be liable for any settlement entered into without its prior written consent.

                  6.5 CONTRIBUTION.

                           (a) If the indemnification provided for in Section
6.4 hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each Indemnifying Party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Holder on the one hand and the Company on the other hand from the offer and sale of the Registered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Holder on the one hand and of the Company on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                           (b) The relative fault of the Company on the one hand
and the Holder on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           (c) The Company and the Holder agree that it would
not be just and equitable if a contribution pursuant to this Section 6.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 6.5 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  6.6 INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition as the Company may from time to time reasonably request. Requests from the Company for information pursuant to this Section 6.6 shall be in writing and clearly marked as requests for information specifically for use in the preparation of a registration statement pursuant hereto, and such information shall be used only in connection with such registration.

                           (a) DUTY TO UPDATE. If the registration statement
covering the Registrable Securities refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall promptly (i) notify the Company and its counsel of the existence of any fact of which such Holder becomes aware and the happening of any event which relates to Holder or the distribution of the securities owned by such Holder which results in the registration statement containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or the prospectus included in such registration statement containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in light of the circumstances under which they were made, not misleading, and (ii) provide to the Company such information which relates to Holder or the distribution of the securities owned by such Holder as shall be necessary to enable the Company to prepare a supplement or post-effective amendment to such registration statement or related prospectus or any document incorporated therein by reference or file any other documents required so that such registration statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  6.7 NOTICE TO DISCONTINUE. Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any of the following:

                           (i) receipt by the Company of any request by the
Commission or any other federal, or state governmental authority for post-effective amendments or supplements to a registration statement or related prospectus covering the Registrable Securities, or for additional information relating thereto;

                           (ii) any issuance by the Commission of any stop order
suspending the effectiveness of a registration statement covering the Registrable Securities or the initiation of any proceedings for that purpose;

                           (iii) the receipt by the Company of any notification
with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; or

                           (iv) the happening of any event that makes any
statement made in any registration statement covering the Registrable Securities or prospectus relating thereto or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt from the Company of copies of a supplemented or amended prospectus and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in excess of ten (10) business days during the period from and including the date of the giving of such notice pursuant to Section 6.7 to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus.

                  6.8 SELECTION OF UNDERWRITERS. In the event that any Holder elects to engage an underwriter in connection with the sale of any Registered Securities, the selection of such underwriter shall be subject to the prior approval of the Company, in its sole discretion, provided, however, that such approval shall not be unreasonably withheld.

                  6.9 RULE 144. The Company covenants that, for the two years following the Closing Date, it shall (a) file any reports required to be filed by it under the Securities Exchange Act of 1934 and the rules and regulations adopted by the Commission thereunder; (b) make and keep public information available as those terms are understood and defined in Rule 144; and (c) take such further action as each Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 and 144A), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A, as such rules may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Holder of Registrable Securities, deliver to such Holder a written statement as to whether it has complied with such requirements.

         7. MRI REPRESENTATIVES' LOCK-UP.

                  7.1 LOCK-UP OF REGISTERED SHARES. Notwithstanding anything to the contrary set forth herein, each MRI Representative hereby agrees that:

                           (a) FIRST LOCK UP PERIOD. During the first 30 days
following the Effective Date (the "Initial Lock-Up Period"), each MRI Representative will sell no more than a number of Registered Shares determined by multiplying the number of Registered Shares held by such MRI Representative by a fraction, the numerator of which shall be 320,600 (or 17,007 if the Reverse Split is effected) and the denominator of which shall be the total number of Registered Shares as set forth on Exhibit A (as adjusted for the Reverse Split).

                           (b) SECOND LOCK UP PERIOD. During the 90 days
following the Initial Lock Up Period (the "Second Lock Up Period"), each MRI Representative will sell no more than a number of Registered Shares determined by multiplying the number of Registered Shares held by such MRI Representative by a fraction, the numerator of which shall be 480,900 (or 25,511 if the Reverse Split is effected) and the denominator of which shall be the total number of Registered Shares as set forth on Exhibit A (as adjusted for the Reverse Split).

                           (c) SUBSEQUENT LOCK UP PERIODS. During each of the
eight 30 day periods following the Second Lock Up Period (each a "Subsequent Lock Up Period" and together with the First Lock Up Period and the Second Lock Up Period, the "Lock Up Periods"), each MRI Representative will sell no more than a number of Registered Shares determined by multiplying the number of Registered Shares held by such MRI Representative by a fraction, the numerator of which shall be 2,404,500 (or 127,555 if the Reverse Split is effected) and the denominator of which shall be the total number of Registered Shares as set forth on Exhibit A (as adjusted for the Reverse Split).

                           (d) ASSIGNMENT OF RIGHT TO SELL. Any MRI
Representative may assign to any other MRI Representative, his, her or its right to sell Registered Securities during any Lock Up Period, provided that such assignment is made in writing prior to any sale by the assignee pursuant to such assigned right. (For example if an MRI Representative is permitted to sell 1,000 Registered Shares during the First Lock Up Period but does not intend to do so, he, she or it may assign to another MRI Representative his, her or its right to sell up to 1,000 Registered Securities.)

                           (e) STOP TRANSFER.. The MRI Representatives
acknowledge and agree that the Company shall place appropriate stop transfer instructions with its transfer agent and/or legends on the certificates representing the affected Registered Shares to ensure compliance with this
Section 7.1.

                  7.2 ADDITIONAL LOCK-UPS. The MRI Representatives hereby acknowledge that the lock-up set forth in Section 7.1 above is in addition to, not in lieu of, any other lock-up or similar restriction on transfer by which the MRI Representatives are or may become bound with respect to additional shares of the Company's Common Stock which they may now, or in the future, hold.

         8. ADDITIONAL UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES

                  8.1 ACCESS TO HOMEZIPR. HomeZipR shall afford to the Company and shall cause its independent accountants to afford to the Company, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to all of HomeZipR's properties, books, contracts, commitments and records and to the audit work papers and other records of HomeZipR's independent accountants. During such period, HomeZipR shall use reasonable efforts to furnish promptly to the Company all information concerning the business, properties and personnel of HomeZipR as the Company may reasonably request, provided that HomeZipR shall not be required to disclose any information which it is legally required to keep confidential. The Company will not use such information for purposes other than this Agreement and the transaction contemplated hereby and will otherwise hold such information in confidence (and the Company will cause its consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason the Company shall promptly return, or cause to be returned, to HomeZipR all documents obtained from HomeZipR, and any copies made of such documents, extracts and copies thereof.

                  8.2 ACCESS TO COMPANY. The Company shall afford to HomeZipR and the Selling Stockholders and shall cause its independent accountants to afford to HomeZipR and the Selling Stockholders, and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to all of the Company's properties, books, contracts, commitments and records and to the audit work papers and other records of the Company's independent accountants. During such period, the Company shall use reasonable efforts to furnish promptly to HomeZipR or the Selling Stockholders such information concerning the Company as HomeZipR or the Selling Stockholders may reasonably request, provided that the Company shall not be required to disclose any information which it is legally required to keep confidential. HomeZipR and the Selling Stockholders will not use such information for purposes other than this Agreement and the transaction contemplated hereby and will otherwise hold such information in confidence (and HomeZipR and the Selling Stockholders will cause their respective consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason HomeZipR and the Selling Stockholders shall promptly return, or cause to be returned, to the Company all documents obtained from the Company, and any copies made of such documents, extracts and copies thereof.

                  8.3 REVERSE SPLIT; NAME CHANGE; INFORMATION STATEMENT. Prior to and after the Closing, the Company and the MRI Representatives shall cooperate with and assist HomeZipR and the Selling Stockholders and their counsel in taking such action as is necessary, including without limitation the filing of an Information Statement pursuant to Section 14(c) of the Securities and Exchange Act of 1934, to obtain, as soon as is reasonably practicable after the Closing, the Company's shareholders' approval with respect to (i) the Reverse Split of the Company's common stock and (ii) changing the Company's name to HomeZipR.com Corp. (or such other name as HomeZipR shall designate).

                  8.4 SEC REPORTS. Prior to the Closing, MRI shall file with the Securities and Exchange Commission, in forms reasonably satisfactory to HomeZipR and the Selling Stockholders all Annual and Quarterly Reports on Forms 10-K and 10-Q for the years 1993-1999 which have not been previously filed.

                  8.5 MCR TRANSACTION. Concurrently with the Closing, and as a condition thereto, the Company shall close the MCR Transaction (as that term is defined in Recital E, above).

                  8.6 CALIFORNIA SUBSIDIARY. Prior to the Closing, the Company shall sell or otherwise dispose of its subsidiary known as MRI Medical Diagnostics, Inc., a California corporation, and shall provide evidence of such sale in form and substance reasonably satisfactory to HomeZipR and the Selling Stockholders.

                  8.7 OPERATION OF THE COMPANY PRIOR TO CLOSING. During the period from the date of this Agreement until the Closing, the Company shall not, except as contemplated, permitted or required by this Agreement, (i) conduct any business or engage in any activities other than activities related to the closing of the transactions contemplated by this Agreement; (ii) declare or pay any dividends on or make any other distributions in respect of any of its capital stock; (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of capital stock of the Company except as called for under this Agreement; (iii) repurchase or otherwise acquire any shares of its capital stock or rights to acquire any shares of its capital stock; (iv) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, except for the issuance and sale of the Company Shares in accordance with the provisions of this Agreement; (v) become a party to or become bound by or agree to become a party to or become bound by any contract, instrument, lease, license, agreement, commitment or undertaking; or
(vi) incur or agree to incur any amount of long or short-term debt for money borrowed, or indemnify or agree to indemnify others, or incur or agree to incur any debts, obligations or liabilities whatsoever.

         9. CONDITIONS PRECEDENT

                  9.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing of the following conditions unless waived by such party:

                           (a) GOVERNMENT APPROVALS. All authorizations,
consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

                           (b) THIRD-PARTY APPROVALS. Any and all consents or
approvals required from third parties relating to contracts, licenses, leases and other instruments, material to the respective businesses of the Company and HomeZipR, shall have been obtained.

                           (c) LEGAL ACTION. No temporary restraining order,
preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of HomeZipR or the Company, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                  9.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, unless waived by the Company:

                           (a) REPRESENTATIONS AND WARRANTIES OF SELLING
STOCKHOLDERS. The representations and warranties of the Selling Stockholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

                           (b) REPRESENTATIONS AND WARRANTIES OF HOMEZIPR. The
representations and warranties of HomeZipR set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, and the Company shall have received a certificate to such effect signed by the president of HomeZipR.

                           (c) PERFORMANCE OF OBLIGATIONS OF HOMEZIPR. HomeZipR
shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and the Company shall have received a certificate to such effect signed by the president of HomeZipR.

                           (d) ADDITIONAL CLOSING DOCUMENTS. The Company shall
have received (i) each of the documents or instruments listed in Section 2.2 hereof from the Selling Stockholders; (ii) each of the documents or instruments listed in Section 2.3 hereof from HomeZipR; and (iii) such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or as otherwise reasonably requested by the Company.

                  9.3 CONDITIONS TO OBLIGATIONS OF HOMEZIPR AND THE SELLING STOCKHOLDERS. The obligations of HomeZipR and the Selling Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by HomeZipR and the Selling Stockholders:

                           (a) REPRESENTATIONS AND WARRANTIES. The
representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and HomeZipR and the Selling Stockholders shall have received a certificate to such effect signed by the President of the Company.

                           (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The
Company shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and HomeZipR shall have received a certificate to such effect signed by the president of the Company.

                           (c) ADDITIONAL CLOSING DOCUMENTS. HomeZipR and the
Selling Stockholders shall have received (i) the documents and instruments referenced in Section 2.1 hereof; and (ii) such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by HomeZipR.

         10. MISCELLANEOUS.

                  10.1 CUMULATIVE REMEDIES. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively.

                  10.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement and any of the rights, interests or obligations hereunder may not be assigned by any of the parties hereto. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not.

                  10.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

                  10.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

                  10.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

                  10.6 SURVIVAL OF REPRESENTATIONS. All representations, warranties and agreements contained herein or made in writing by the Company, HomeZipR and the Selling Stockholders in connection with the transactions contemplated hereby except any representation, warranty or agreement as to which compliance may have been appropriately waived, shall survive the execution and delivery of this Agreement.

                  10.7 EXPENSES AND ATTORNEY FEES. The Company, HomeZipR and the Selling Stockholders shall each pay all of their respective legal and due diligence expenses in connection with the transactions contemplated by this Agreement, including, without limiting the generality of the foregoing, legal and accounting fees.

                  10.8 WAIVER OF CONDITIONS. At any time or times during the term hereof, the Company may waive fulfillment of any one or more of the conditions to its obligations in whole or in part, and HomeZipR or the Selling Stockholders may waive fulfillment of any one or more of the foregoing conditions to their obligation, in whole or in part, by delivering to the other party a written waiver or waivers of fulfillment thereof to the extent specified in such written waiver or waivers. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                  10.9 LAW GOVERNING. This Agreement shall be construed and interpreted in accordance with and governed and enforced in all respects by the laws of the State of California.

                  10.10 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

                  10.11 DELIVERY BY FAX. Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by facsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver such executed hard copy shall not affect the validity, enforceability or binding nature effect of this Agreement or such exhibit.

                  10.12 GENDER NEUTRAL PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the referenced person, persons, entity or entities may require.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.




"COMPANY"                                         "MRI REPRESENTATIVES"

MRI MEDICAL DIAGNOSTICS, INC.,                    Signatures Appear on Exhibit A
a Colorado corporation


By: /s/ Javaid Sheikh
   ---------------------------------
   Javaid Sheikh, President





"HOMEZIPR"                                        "SELLING STOCKHOLDERS"

HOMEZIPR.COM CORP.                                Signatures Appear on Exhibit B
a Delaware corporation

By: /s/ Kevin Bonds
   ---------------------------------
   Kevin Bonds, President